Exhibit 99.1

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

Pro forma Balance Sheet
December 27, 2006

	As Reported	Pro Forma Adjustments		Pro Forma Totals
ASSETS
Current assets
Cash in trust	$33,917,500	$5,211,000	(1)	$39,128,500
Cash	773,484	3, 825	(2)	777,309
Total current assets	34,690,984	5,214,825		39,905,809
Deferred Offering Costs	-	-		-
Total assets	$34,690,984	$5,214,825		$39,905,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$-	$-		$-
Accrued offering expenses	1,040,500	135,000	(3)	1,175,500
Accrued interest payable on notes payable, stockholders	1,647	-		1,647
Notes payable, stockholders	-	-		-
Due to stockholders	54,460	-		54,460
Total current liabilities	1,096,607	135,000		1,231,607

Common stock subject to possible redemption - at redemption value	6,600,198	989,505	(4)	7,589,703

Commitments

Stockholders’ equity
Common stock, $.0001 par value	763	90	(1)	853
Paid-in capital in excess of par	27,012,868	4,090,230	(1)	31,103,098
Deficit accumulated during the development stage	(19,452)	-		(19,452)
Total stockholders’ equity	26,994,179	4,090,320		31,084,499
Total liabilities and stockholders’ equity	$34,690,984	$5,214,825		$39,905,809

(1) To record proceeds from the exercise of the underwriter's over-allotment option, relating to the Company's recent initial public offering, of $5,400,000 (900,000 units at $6 per unit), less underwriter's selling concession of $189,000 (900,000 units at $0.21 per unit excludes the deferred underwriter’s selling commission of $0.15 per unit).

(2) To record proceeds from the exercise of management options of $3,825 (225,000 units at $0.017 per unit) pursuant to the exercise of the underwriter’s over-allotment option.

(3) To record the deferred underwriter’s commission of $0.15 per unit.

(4) To record common stock subject to possible redemption included in the exercise of the underwriter's over-allotment option (19.99% of 900,000 shares, or 179,910 shares at $6 per share).